Exhibit 10.61

EXECUTION COPY

SEPARATION AND RELEASE OF CLAIMS AGREEMENT

            This Separation and Release of Claims Agreement (“Agreement”) is entered into by and between Net 1 UEPS Technologies, Inc., a Florida corporation (“Company”), and Serge C.P. Belamant (“Executive”), effective as May 24, 2017 (the “Effective Date”), with respect to Executive’s separation from the Company.

            WHEREAS, Executive is currently employed by the Company as Chief Executive Officer and is a member of the Company’s Board of Directors (the “Board”);

            WHEREAS, the Company and Executive agree that Executive’s last day of employment with the Company will be May 31, 2017, subject to the terms of this Agreement;

            WHEREAS, the parties wish to resolve any and all disputes, claims, complaints, and actions that Executive may have against the Company, including, but not limited to, any and all claims arising out of or in any way related to Executive’s employment with the Company or separation therefrom; and

            WHEREAS, the parties wish to resolve any and all disputes, claims, complaints, and actions that the Company may have against Executive with respect to certain projects in which Executive was involved during his employment with the Company.

            NOW, THEREFORE, is agreed by and between the undersigned as follows:

            1.        Separation from Employment; Resignation from Board.

            (a)        Executive’s employment with the Company will end on May 31, 2017 unless earlier terminated by the Company for Cause (as defined herein) (the “Separation Date”). The Company shall pay Executive his salary earned through the Separation Date, which salary shall not be reduced during the period between the Effective Date and the Separation Date. In addition, the Company shall pay Executive the amount to which Executive is entitled under the Company’s cash incentive award plan for fiscal 2017, which is described in the Company’s Form 8-K dated August 29, 2016 (the “2017 Cash Incentive Award Plan”), at the same time the Company pays any award under the 2017 Cash Incentive Award Plan for any other senior executive of the Company. The amount shall be determined pursuant to and in accordance with 2017 Cash Incentive Award Plan, including, without limitation, that 60% of Executive’s award shall be calculated based on the Company’s fiscal 2017 financial performance (and not subject to the discretion of the Company’s Remuneration Committee) and 40% of Executive’s award shall be based on qualitative factors (and subject to the discretion of the Company’s Remuneration Committee based on its assessment of Executive’s progress against the objectives set forth in the 2017 Cash Incentive Award Plan), all as further provided in the 2017 Cash Incentive Award Plan. For purposes of this Agreement, Cause is defined as: (A) any act of fraud, embezzlement, theft or misappropriation of the funds of the Company by Executive, or Executive’s plea of guilty or nolo contendere or conviction of a felony or any crime involving moral turpitude, fraud, embezzlement, or theft; or (B) Executive’s engagement in illegal conduct or misconduct that is materially and demonstrably injurious to the Company.

            (b)        Executive hereby resigns from the Company’s Board of Directors and from all officer positions of the Company and all of its subsidiaries, effective as of the Separation Date, with no further action required by either Executive or the Board to make such resignation effective.

            2.        Severance Payment. In consideration of, and conditional upon, Executive signing this Agreement and agreeing to comply with the terms and conditions herein, providing a completed and signed independent adviser’s certificate as required by Section 5 below and complying with its terms, the Company agrees to pay Executive the following amounts, and provided that Executive has not been terminated for Cause prior to the Separation Date:

            (a)        the Company will pay (or will cause another Company Party (as defined below) to pay) to Executive a lump sum payment of US$1,000,000, representing compensation for 27 years of service with the Company, less applicable withholdings and deductions, within ten (10) days after the Separation Date;

            (b)        the Company will, as compensation for loss of employment and in full and final settlement of the claims set out in Exhibit A, but without admission of liability (i) pay (or cause another Company Party (as defined below) to pay) to Executive a lump sum payment of US$7,000,000, less applicable withholdings and deductions, within ten (10) days after the Separation Date; and (ii) make available to Executive, at no cost to Executive, an office and administrative assistant in Guildford, UK for a period of nine (9) months after the Separation Date;

            (c)        the Company will cause the 200,000 outstanding and unvested restricted stock awards granted to Executive on August 25, 2016 to become fully vested as of the Separation Date;

            (d)        the Company will repurchase within ten (10) days after the Separation Date from Executive the following equity: (i) 1,017,465 shares of Company common stock then owned of record by Executive at a price per share of US$10.80 pursuant to a stock purchase agreement in substantially the form of Exhibit B hereto (the “Stock Repurchase Agreement”) hereto; and (ii) 252,286 stock options as listed on Exhibit C at a price per option equal to (A) US$10.80 minus (B) the applicable exercise price per option, less applicable withholdings and deductions, if any. All unvested equity awards will be forfeited in accordance with their terms as of the Separation Date provided that Executive’s consulting services shall not be considered continued employment or service for purposes of the awards; and

            (e)        the Company will, within ten (10) days after the Separation Date and on the production of an appropriate invoice addressed to Executive, but marked as payable by the Company, pay to Executive’s legal counsel, Dentons US LLP, Executive’s legal expenses relating exclusively to the negotiation and preparation of this Agreement, up to a maximum of US$20,000. Payment will be made direct to Executive’s legal counsel.

            3.        Consulting Agreement. The Company and Executive agree to enter into the consulting agreement attached hereto as Exhibit D (the “Consulting Agreement”).

            4.        Settlement. But for this Agreement, Executive could bring proceedings against the Company and its respective officers, directors, shareholders or employees for the contractual, statutory and tortious claims listed in Exhibit A, although for the avoidance of doubt the Company does not accept liability for such claims. The terms of this Agreement are reached without admission of liability and are in full and final settlement of:

            (a)        Executive’s claims listed in Exhibit A; and

            (b)        all other claims (if any) whether contractual, statutory or otherwise and whether under United Kingdom and/or European Union law which Executive has or may have against the Company, its subsidiaries, parent companies, predecessors, successors, and affiliates, and all of their respective past and present officers, directors, stockholders, partners, members, employees, agents, representatives, plan administrators, attorneys, insurers and fiduciaries (each in their individual and corporate capacities) (collectively, the “Company Parties”) arising out of or in connection with Executive’s employment or its termination, or as a consequence of Executive’s position as a director of the Company or its termination and including for the avoidance of doubt all claims (if any) arising out of or in connection with any equity entitlements but excluding:

                                        (i)        any claims for personal injury which do not relate to matters covered by Sections 6 to 9 in Exhibit A, of which Executive was unaware and may reasonably be expected to be unaware of at the Effective Date;

                                        (ii)        any claims in respect of accrued pension rights;

                                        (iii)       any claims arising based on the Company’s breach or failure to comply with its obligations under this Agreement;

                                        (iv)        any rights Executive has under applicable workers compensation laws;

                                        (v)        any claims under any directors and officers liability insurance policy maintained by the Company for the benefit of officers and directors; and

                                        (vi)        any indemnification rights or protections that are generally applicable to former employees, consultants, directors or officers of the Company under state or other law or the charter, articles of incorporation, or bylaws of the Company.

            5.        Independent Advice.

                          5.1        Executive represents and warrants to the Company as a strict condition of this Agreement that as at the Effective Date:

                                        (a)        Executive has disclosed to the relevant independent adviser (identified in Section 5.2(a) below) all facts or circumstances that may give rise to a claim against the Company or its officers, directors, shareholders or employees and Executive is not aware of any facts or circumstances that may give rise to a claim against the Company, its officers, directors, shareholders or employees other than those claims specified in Exhibit A; and

                                        (b)        the claims listed at Exhibit A include all of the complaints, claims and concerns which Executive has against the Company or its officers, directors shareholders or employees arising out of Executive’s employment or any act or omission relating to Executive’s employment or relating to, arising out of or connected to the manner of its termination.

                          5.2        Executive further represents and warrants to the Company as a strict condition of this Agreement that as at the Effective Date:

                                        (a)        Executive has received independent legal advice from a relevant independent adviser as to the terms and effect of this Agreement and in particular its effect on Executive’s ability to pursue statutory rights before an employment tribunal. The name of the relevant independent adviser who has so advised Executive is Nitzan Olsha of Maitland Advisory Group LLP of Berkshire House, 168-173 High Holborn, London, WC1V 7AA, United Kingdom (“Executive’s Adviser”) and Executive’s Adviser has signed the endorsement in the form attached as Exhibit E to this Agreement; and

                                        (b)        Executive has been advised by Executive’s Adviser that at the Effective Date there is in force, and at the time Executive received the advice referred to above there was in force, a contract of insurance, or an indemnity provided for members of a profession or professional body, covering the risk of a claim by Executive in respect of loss arising in consequence of that advice; and

                                        (c)        Executive has not issued proceedings before the employment tribunals, high court or county court in respect of any claim in connection with Executive’s employment or its termination and Executive undertakes that no proceedings have been or will be issued in connection with the same and if such proceedings are issued Executive accepts and agrees that all monies paid to Executive under this Agreement will be repayable to the Company, as a debt and upon demand; and

                                        (d)        as at the Effective Date, Executive is not aware nor ought reasonably to be aware of any facts or matters which might give rise to a claim by Executive for personal injury against the Company.

                          5.3        The Company and Executive agree and acknowledge that the conditions regulating settlement agreements and settlement contracts contained in section 147 of the Equality Act, section 203(3) of the ERA, and in any other act or statutory instrument referred to in Exhibit A are intended to be and have been satisfied.

                          5.4        Executive shall indemnify the Company in full and keep the Company fully indemnified for and against all and any claims, demands, judgments, orders, liabilities, damages, expenses or costs including without limitation all reasonable legal and professional fees and disbursements (together with applicable taxes thereon) incurred by the Company arising out of or in connection with any breach by Executive of the warranties in this Section 5, which warranties the Company has relied upon in entering into this Agreement.

            6.        Restrictive Covenants.

                          6.1        Covenant not to Disclose.

                          During and after Executive’s employment with the Company, Executive will not use, disclose, or reveal to any third party any Confidential Information (defined below) except when acting in good faith within the scope of Executive’s duties, with prior written authorization from the Board, or in exercising a legal right to communicate with a government agency. Nothing in this Section shall be deemed to limit Executive’s non-disclosure obligations under any applicable rule, statute, regulation or other Company policy.

                          As used in this Agreement, the term “Confidential Information” means all information belonging to, or otherwise relating to the business of the Company, which is not generally known, regardless of the manner in which it is stored or conveyed to Executive. Confidential Information includes the Company’s trade secrets, formulae and processes, as well as other proprietary knowledge, information, know-how and non-public intellectual property rights. Confidential Information also includes the Company’s product specifications, ideas, conceptions and compilations of data, whether or not patentable or copyrightable and whether or not conceived, originated, discovered or developed in whole or in part by Executive. For example, Confidential Information includes, without limitation, information concerning the Company’s software and code, encryption, algorithms, business plans, operations, products, financial and business strategies, marketing, sales, inventions, designs, costs, legal strategies, finances, employees, current and prospective customers, licensees or licensors; information received from third parties (such as consultants, co-venturers, etc.) under confidential conditions; and other valuable financial, commercial, business, technical or marketing information concerning the Company or any of the products or services made, developed or sold by the Company. Confidential Information does not include information that: (A) was generally known to the relevant public or industry at the time of disclosure; (B) was lawfully received by Executive from a third party; or (C) was known to Executive prior to receipt from the Company; provided that, in each case, such exceptions apply only if such public knowledge or possession by an independent third party was without breach by Executive or any third party of any obligation of confidentiality or non-use, including but not limited to the obligations and restrictions set forth in this Agreement.

                          Upon termination of Executive’s employment with the Company for any reason, Executive will, within three (3) days, return all Company property, including, without limitation, any documents, physical and electronic files, customer lists, notes, records, technical reports, procedures or specifications, market research reports, correspondence, plans, research, notebooks, drawings, employee lists, and Executive shall retain no copies thereof. Notwithstanding the foregoing or anything in this Agreement to the contrary, Executive shall be entitled to retain copies of previous board minutes of the Company, copies of any materials circulated to the Board before any board meetings of the Company occurring prior to the Effective Date, and any documents provided to stockholders of the Company prior to the Effective Date.

                          6.2        Covenants not to Solicit or Hire.

                          Notwithstanding any provision in the Restraint of Trade Agreement dated as of [_____] 2003, by and among Newshelf 713 (Proprietary) Limited, Net 1 UEPS Technologies, Inc. and Executive, a copy of which is attached hereto as Exhibit F (the “Restraint of Trade Agreement”) to the contrary, during employment with the Company and for a period of twenty-four (24) months following the Separation Date, Executive shall not, for the purpose of providing products or services that are in competition with the products or services of the Company, directly or indirectly contact, solicit or accept business from any of the Company’s current or prospective customers or end users with whom Executive had direct contact with or solicited on behalf of the Company in the twelve (12) months prior to Executive’s termination.

                          During employment with the Company and for a period of twenty-four (24) months following the Separation Date, Executive shall not, directly or indirectly, contact, solicit, recruit or hire any employee or contractor of the Company with whom Executive worked or had contact for the purpose of causing, inviting or encouraging any such employee or contractor to alter or terminate his or her employment or business relationship with the Company.

                          The term “solicit” means: (A) to make any comments or engage in any conduct that would influence a decision to continue doing business with the Company, regardless of how contact is initiated; or (B) to make any comments or engage in any conduct that would influence a decision to continue an employment or contracting relationship with the Company or accept employment with another company, regardless of how contact is initiated.

                          Nothing contained herein shall preclude the hiring of any such employee who (a) responds to a general solicitation of employment through an advertisement not targeted specifically at the Company or its employees or (b) is referred to Executive by search firms, employment agencies, or other similar persons or entities, provided that such persons or entities have not been specifically instructed by Executive to solicit the employees of the Company.

                          6.3        Covenants not to Compete. The Company and the Executive acknowledge and agree that the Restraint of Trade Agreement shall continue to apply for its term of twenty-four (24) months after the Separation Date, subject to (i) the modifications set forth in Section 6.2 of this Agreement, (ii) Section 1(h)(i) of the Consulting Agreement, and (iii) the following modification of the definition of “Business” in the Restraint of Trade of Agreement:

1.1.2

“Business” means engage in any business activity relating to the marketing, distribution, offering, licensing, selling or provision of Restricted Products and Services (any business enumerated above is referred to herein as a “Competing Business”); or (ii) purchase or acquire, directly or indirectly, a record or beneficial interest exceeding a one percent (1%) equity interest in any entity which is engaged in a Competing Business. “Restricted Products and Services” means any of the services or products currently offered by the Company, including, without limitation, transaction processing solutions, financial technology solutions and services, clinical risk management solutions, online transaction processing, cryptography, mobile telephony, integrated circuit card (chip/smart card) technologies, and the design and provision of financial and value-added services related to such services.

                          6.4        Acknowledgements. Executive acknowledges that: (i) the covenants of this Section 6 are supported by sufficient consideration, including employment with the Company, continued access to the Company’s Legitimate Business Interests (defined below), and the equity awards, indemnity and other benefits provided under Section 2; (ii) the Company has invested substantial resources into the development, protection and retention of its Confidential Information, employees, customers, goodwill and business (collectively, “Legitimate Business Interests”); (iii) the Legitimate Business Interests have significant intrinsic value and are not readily achieved or duplicated; (iv) Executive has been and will continue to be given access to and familiarity with the Legitimate Business Interests; (iv) the Company operates and markets its business in countries all around the world, and Executive has been and will be directly responsible for that business in each of those countries and in every state of the United States; and (v) the covenants of this Section are therefore reasonable and necessary to protect the Legitimate Business Interests.

                          6.5        Remedies for Breach. In the event of Executive’s actual or threatened breach of the provisions of this Agreement (including but not limited to a breach of the Restraint of Trade Agreement), the Company, in addition to all other rights, shall be entitled to a temporary and permanent injunction from a court restraining Executive from breaching this Agreement and shall be entitled to terminate all payments under this Agreement without notice.

                          6.6        Extension of Time. The period of time during which Executive is subject to the Agreement shall be extended for that amount of time during which Executive is in breach of the Agreement.

            7.        Rights in Developments.

                          7.1        Executive acknowledges and agrees that all Inventions (defined below) which Executive has made, conceives, reduces to practice or developed (in whole or in part, either alone or jointly with others) at any during Executive’s employment with the Company whether prior to or during the term of this Agreement (up to the Separation Date) shall be the sole and exclusive property of the Company. Unless the Company decides otherwise, the Company shall be the sole owner of all rights in connection therewith. All patented, patent-pending and copyright-protected Inventions are and at all times shall remain “work made for hire.” Executive hereby assigns to the Company any and all of Executive’s rights to any Inventions, absolutely and forever, throughout the world and for the full term of each and every such right, including renewal or extension of any such term, provided that this Agreement does not apply to an Invention for which no equipment, supplies, facility or trade secret information of the Company was used and which was developed entirely on Executive’s own time, unless (i) the Invention relates directly to the Restricted Business; or (ii) the Invention results from any work performed by Executive for the Company. The term “Inventions” means any works of authorship, discoveries, formulae, encryption, processes, improvements, inventions, designs, drawings, specifications, notes, graphics, source and other code, trade secrets, technologies, algorithms, computer programs, audio, video or other files or content, ideas, designs, processes, techniques, transaction authentication, payments processing, know-how and data, whether or not patentable or copyrightable, made, conceived, reduced to practice or developed by Executive, either alone or jointly with others, during Executive’s employment.

                          7.2        Executive agrees to perform all acts deemed necessary or desirable by the Company to permit and assist the Company, at the Company’s expense, in evidencing, perfecting, obtaining, maintaining, defending and enforcing the Company’s rights and/or Executive’s assignment with respect to such Inventions in any and all countries. Such acts may include, without limitation, execution of documents and assistance or cooperation in legal proceedings.

                          7.3        Executive agrees to assist the Company in obtaining patents or copyrights on any Inventions assigned to the Company that the Company, in its sole discretion, seeks to patent or copyright. Executive also agrees to sign all documents, and do all things necessary to obtain such patents or copyrights, to further assign them to the Company and to protect the Company against infringement by other parties. Executive agrees that while employed by the Company or while providing Services (as defined in the Consulting Agreement), such actions will be without additional compensation, but at no expense to Executive.

                          7.4        All information and records regarding all Inventions, and all copies thereof, shall be the property of the Company as to any Inventions within the meaning of this Agreement. Such records should be considered proprietary information of the Company and are subject to the provisions of this Agreement. In addition, Executive agrees to promptly surrender all such records and information, and all copies thereof, at the request of the Company, or within three (3) days after termination of Executive’s employment.

                          7.5        Executive has attached hereto as Exhibit G (“Existing Inventions”) a complete list of all existing Inventions to which Executive claims ownership as of the Effective Date and that Executive desires to clarify are not subject to this Agreement, and Executive acknowledges and agrees that such list is complete. If no such list is attached to this Agreement, Executive represents that Executive has no such Inventions at the time of signing this Agreement.

            8.        Indemnification. Nothing in this Agreement is intended to or should be construed to contradict, modify, diminish or alter any rights of Executive to indemnification under the articles of incorporation or the bylaws of the Company or applicable state law, any rights of Executive under any insurance policy of the Company, or any rights of Executive to enforce the terms of this Agreement. For a period of six (6) years after the Effective Date, the Company shall not amend, repeal or modify any provision in the Company’s articles of incorporation or bylaws relating to the exculpation or indemnification of any current or former officer or director (unless required by law) that would be considered adverse to the Executive, it being the intent of the parties that the officers and directors of the Company shall continue to be entitled to such exculpation and indemnification to the fullest extent of the law. The Company shall maintain its existing officers’ and directors’ liability insurance, or other liability insurance held by the Company that covers events occurring prior to the Effective Date, on terms and in amounts no less favorable to its officers and directors than its existing officers’ and director’s liability insurance for a period of six (6) years after Effective Date. If the Company or any of its successors or assigns (a) shall consolidate with or merge into any other person or entity and shall not be the continuing or surviving corporation or entity of such consolidation or merger or (b) shall transfer all or substantially all of its properties and assets to any person or entity, then, and in each such case, proper provisions shall be made so that the successors and assigns of the Company shall assume all of the obligations set forth in this paragraph. The provisions of this Section are intended for the benefit of, and will be enforceable by, Executive and Executive’s heirs and representatives, and are in addition to, and not in substitution for, any other rights to indemnification or contribution that Executive may have had by contract or otherwise.

            9.        Release by Company. In consideration for the general release by Executive, the Company, on behalf of the Company Parties, hereby fully, forever, unconditionally and irrevocably releases and discharges Executive and each of Executive’s affiliates, spouse, successors, executors, administrators, agents, heirs and assigns (together with Executive, the “Executive Parties”) from all claims, demands, causes of action, liabilities, charges, complaints, , actions, suits, rights, debts, sums of money, costs, accounts, reckonings, covenants, contracts, agreements, promises, doings, omissions, damages, executions, obligations, and expenses (including attorneys’ fees and costs), of every kind and nature, in law, equity or otherwise, known and unknown, suspected and unsuspected, disclosed and undisclosed, that any of the Company Parties ever had or now have against any or all of the Executive Parties, however originating or existing, from the beginning of time through the Effective Date, including, but not limited to, any and all claims arising out of or relating to the relationship between Executive and the Company, the services performed by Executive for the Company, Executive’s cessation of services to the Company, or otherwise. Notwithstanding anything in this Agreement to the contrary, the claims released in this Section 9 (the “Company Released Claims”) do not include, and nothing contained herein shall operate to release any of Executive’s promises and obligations under this Agreement (including the Exhibits hereto) or with respect to any fraud or gross negligence of Executive in the performance of his duties. The Company hereby covenants, promises and agrees not to, and agrees to cause each of the other Company Parties not to, bring any action or claim, legal, equitable or otherwise, asserting or relating to any Company Released Claims (i) in any court of any jurisdiction or in any agency or other unit of any governmental authority, local, state, national or foreign, (ii) with any arbitral body, forum or arbitration tribunal, or (iii) in any mediation proceeding, against any of the Executive Parties; provided, however, that the foregoing covenant not to sue shall not apply to or prohibit enforcement of the terms of this Agreement.

            10.      Publicity; Non-disparagement.

            (a)        Neither party will issue, absent prior written consent of the other party, any press release or make any public announcement with respect to this Agreement or the employment or consulting relationship between them, or the ending of such relationship (except as required by applicable securities laws or exchange requirements).

            (b)        From and after the Effective Date, the Company shall use best efforts to recognize and list Executive as the Company’s founder and the inventor (and patent holder) of the technology utilized in the Company’s operations, including the original funds transfer system patent in all public announcements, marketing or other materials describing the Company’s history, and press releases, as well as on the Company’s website; provided, however, that any failure to do so shall not be considered a breach of this Agreement.

            (c)        To the extent permitted by law, from and after the Effective Date, Executive shall not, in public or private, make any false, disparaging, derogatory or defamatory statements to any person or entity, including, but not limited to, any media outlet, industry group, financial institution or current or former employee, current or future board member, consultant, client or customer of the Company, regarding the Company or the Company’s business affairs, business prospects, or financial condition. In turn, and to the extent permitted by law, from and after the Effective Date, the Company shall not, and shall cause its senior management team, Board members and other Company Parties not to, in public or private, make any false, disparaging, derogatory or defamatory statements about Executive to any person or entity, including, but not limited to, any media outlet, industry group, financial institution or current or former employee, board member, consultant, client or customer of the Company. Notwithstanding the foregoing, it shall not be a breach of this provision, or of this Agreement, for any person to provide testimony or make any statement to any (1) court, government agency or law enforcement authority when required to do so by subpoena, court order, law or administrative regulation, or (2) securities regulator or stock exchange or market when required to do so by subpoena, court order, law or administrative regulation, if in either of the foregoing cases, he or she reasonably believes such testimony or statement to be truthful, even if disparaging or derogatory.

            11.      Authority. The parties, and each of them, represent and warrant that they have not sold, assigned, granted, or transferred to any other person or entity any claim, demand, or cause of action hereby released. This Agreement shall not be construed to be an admission of any liability or obligation by either party, and neither party makes any such admission. Each party denies any liability whatsoever. The Company represents and warrants that the execution, delivery and performance of this Agreement by the Company and the Company Parties has been duly authorized by all requisite corporate action; the Company has the power and authority to execute and deliver this Agreement and to perform its obligations hereunder; and this Agreement has been duly and validly executed by the Company, is a valid and binding obligation of the Company, and is enforceable against the Company in accordance with its terms.

            12.      General Provisions.

                          a.        Successors and Assigns. The rights and obligations of the Company under this Agreement shall inure to the benefit of and shall be binding upon the successors and assigns of the Company. Executive shall not be entitled to assign any of his rights or obligations under this Agreement.

                          b.       Waiver. Either party’s failure to enforce any provision of this Agreement shall not in any way be construed as a waiver of any such provision, or prevent that party thereafter from enforcing each and every other provision of this Agreement.

                          c.        Modification; Severability. In the event any provision of this Agreement is found to be unenforceable by a court of competent jurisdiction, such provision shall be deemed modified to the extent necessary to allow enforceability of the provision as so limited, it being intended that the parties shall receive the benefit contemplated herein to the fullest extent permitted by law. If a deemed modification is not satisfactory in the judgment of such court, the unenforceable provision shall be deemed deleted, and the validity and enforceability of the remaining provisions shall not be affected thereby.

                          d.        Governing Law. This Agreement will be governed by and construed in accordance with the laws of the State of New York. Each party consents to the jurisdiction and venue of the state or federal courts in the State of New York, as applicable, in any action, suit, or proceeding arising out of or relating to this Agreement.

                          e.        Notices. All notices, requests, demands, and other communications under this Agreement shall be in writing signed by or on behalf of the party making the same and shall be deemed to have been duly given when delivered in person, by any internationally-recognized overnight courier providing evidence of delivery, by registered or certified mail (postage prepaid, return receipt requested), or by email with receipt confirmed or a copy delivered the next business day by any internationally-recognized overnight courier providing evidence of delivery addressed to the other party as set forth on the signature pages hereof. Either party may change the designated person or address to which notices are to be sent by giving written notice to the other party in the manner set forth herein.

                          f.        Third Party Beneficiaries. The Executive Parties and the Company Parties are express third party beneficiaries of this Agreement and the rights and remedies conferred hereunder. Except for the Executive Parties and the Company Parties, nothing in this Agreement is intended to confer benefits, rights or remedies unto any person or entity other than the parties and their permitted successors and assigns.

                          g.        Counterparts. This Agreement may be executed in counterparts and by facsimile or electronic mail, and each counterpart and facsimile or electronic transmission shall have the same force and effect as an original and shall constitute an effective, binding agreement on the part of each of the undersigned. For all purposes, a facsimile copy or electronic copy of this Agreement, including the signature pages hereto, shall be deemed an original.

                          h.        Entire Agreement. This Agreement (including all exhibits attached to this Agreement, which are incorporated herein by this reference) constitutes the entire agreement between the parties relating to this subject matter and supersedes all prior or simultaneous representations, discussions, negotiations, and agreements, whether written or oral; provided, however, that this provision is not intended to abrogate any other written agreement between the parties executed with or after this Agreement. This Agreement may be amended or modified only with the written consent of the Company and Executive.

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EXHIBIT A
LIST OF CLAIMS

1.	A claim that the termination of Executive’s employment on the Separation Date was a wrongful dismissal;

2.	A claim for breach of contract;

3.

A claim that a failure by the Company to make a payment to Executive of wages, fees, bonus, commission, holiday pay, sick pay, overtime payments or other benefits in kind was an unauthorised deduction from wages under the Employment Rights Act 1996 (as amended) (“ERA”);

4.	A claim that the termination of Executive’s employment was an unfair dismissal under the ERA;

5.	A claim for a redundancy payment whether statutory or otherwise;

6.	The following claims under the Equality Act 2010 (“Equality Act”):

	(a)	a claim that any act or omission of the Company at any time was unlawful direct or indirect discrimination or harassment because of or in relation to age under the Equality Act;

(b)

a claim that any act or omission of the Company at any time was unlawful direct or indirect discrimination because of or in relation to disability or because of something arising in consequence of Executive’s disability or discrimination by failure to comply with a duty to make reasonable adjustments or harassment because of or related to disability under the Equality Act;

	(c)	a claim that any act or omission of the Company at any time was unlawful direct or indirect discrimination or harassment because of or in relation to race under the Equality Act;

	(d)	a claim that any act or omission of the Company at any time was unlawful direct or indirect discrimination or harassment because of or in relation to religion or belief under the Equality Act;

	(e)	a claim that any act or omission of the Company at any time was unlawful discrimination or harassment because of or in relation to sex under the Equality Act;

	(f)	a claim that any act or omission of the Company at any time was unlawful direct or indirect discrimination or harassment because of or in relation to sexual orientation under the Equality Act;

	(g)	a claim that any act or omission of the Company at any time was victimisation under section 27 of the Equality Act;

Exhibit A

(h)	a claim that any act or omission of the Company at any time was victimisation because of a relevant pay disclosure under the Equality Act;

(i)

a claim that Executive did not receive from the Company equal pay or equality of terms for like work, work of equal value or work rated as equivalent or that the Company breached an equality clause or rule contrary to the Equality Act or contrary to article 157 of the Treaty on the Functioning of the European Union;

7.	A claim that by virtue of any act or omission of the Company at any time Executive suffered a detriment on a ground set out in section 47B ERA (protected disclosure);

8.

A claim under the Working Time Regulations 1998 (“WTR”) that the Company refused to permit Executive to exercise a right to daily rest, weekly rest, rest breaks, annual leave or compensatory rest or refused to pay Executive in respect of any period of annual leave or in lieu of untaken annual leave;

9.

A claim that by virtue of any act or omission of the Company at any time Executive suffered a detriment on a ground set out in section 45A ERA (working time) including a detriment related to the limit on weekly working time set out in regulation 4 WTR;

10.

A claim under the Transfer of Undertakings (Protection of Employment) Regulations 1981 or the Transfer of Undertakings (Protection of Employment) Regulations 2006 (“TUPE”) (including any claim to enforce an order to pay compensation which is made pursuant to regulation 15 of TUPE);

11.	A claim for remuneration for the protected period following the making of a protective award by an employment tribunal under the Trade Union and Labour Relations (Consolidation) Act 1992;

12.

A claim that by virtue of any act or omission of the Company at any time Executive suffered a detriment on a ground set out in section 47C ERA (parental, paternity, maternity and adoption leave or time off for dependants);

13.

A claim that by virtue of any act or omission of the Company at any time Executive suffered a detriment on a ground set out in section 47E ERA (flexible working) or that the Company committed a breach in connection with the exercise of such rights pursuant to section 80G ERA;

14.	A claim under section 3 of the Protection from Harassment Act 1997 that Executive has been subject to a course of conduct amounting to harassment;

15.	A claim that the Company failed to comply with its obligations under the Data Protection Act 1998.

Exhibit A

EXHIBIT B
STOCK REPURCHASE AGREEMENT

Exhibit B

EXECUTION COPY

STOCK REPURCHASE AGREEMENT

            This Stock Repurchase Agreement (this “Agreement”), dated as of May 24, 2017, is made and entered into by and between Net 1 UEPS Technologies, Inc., a Florida corporation (the “Company”), and Serge C.P. Belamant (“Belamant”).

           WHEREAS, as of the date of this Agreement, Belamant is the beneficial owner of 1,017,465 shares (“Shares”) of the Company’s common stock, par value, $0.001 per share (“Common Stock”), of which 725,999 Shares are held in book-entry form.

            WHEREAS, in connection with the Separation and Release of Claims Agreement of even date herewith (the “Separation Agreement”), by and between the Company and Belamant, the Company has agreed to repurchase from Belamant all of the Shares at a price of US$10.80 per share in cash.

            NOW, THEREFORE, in consideration of the mutual promises and covenants herein, the parties hereto, intending to be legally bound, agree as follows:

1.        REPURCHASE OF THE SHARES.

            1.1        Repurchase and Price. At the Closing (as defined in Section 1.2), upon the terms and subject to the conditions set forth herein (a) the Company agrees to purchase the Shares from Belamant and (b) Belamant agrees to sell the Shares to the Company. The per share purchase price for the Shares shall be US$10.80 in cash.

            1.2        Closing. The closing of the repurchase of the Shares (the “Closing”) shall occur within 10 days after the Separation Date (as defined in the Separation Agreement) so long as the conditions set forth herein have been satisfied, or at such other date as is mutually agreeable to the parties (the “Closing Date”). At the Closing: (a) the Company shall pay the aggregate purchase price for the Shares as set forth in Section 1.1 above by wire transfer of immediately available funds to an account or accounts designated by Belamant at least two (2) Business Days prior to the Closing and (b) Belamant shall take all steps necessary to effectuate the transfer of the Shares to the Company. The Closing shall take place at the executive offices of the Company in Johannesburg, South Africa, or at such other place as is agreed by the parties. The parties acknowledge and agree that upon mutual exchange and receipt of signature pages via electronic transmission, and upon receipt by Belamant of the consideration herein contemplated as due as of the Closing Date, this Agreement and the other documents and instruments delivered in connection herewith shall be deemed effective as of the Closing Date, and the transactions hereby contemplated shall be deemed consummated, notwithstanding any party’s failure or refusal to deliver original (i.e., non-facsimile or non-electronic) signature pages. For purposes of this Agreement, a “Business Day” means a calendar day, other than a Saturday or a Sunday, on which commercial banks in Johannesburg, South Africa and in New York, New York, United States of America, are generally open for business.

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2.        REPRESENTATIONS AND WARRANTIES OF BELAMANT. Belamant represents and warrants to the Company as follows:

            2.1        Title. Belamant is the beneficial owner of the Shares, free and clear of any and all restrictions, adverse claims, pledges, liens, charges, encumbrances and security interests of any kind. The delivery at Closing to the Company of the Shares will transfer to the Company valid title thereto, free and clear of any and all restrictions, adverse claims, pledges, liens, charges, encumbrances and security interests of any kind (other than those created by the Company).

            2.2        Authorization. Belamant has the capacity to enter into this Agreement and to carry out the transactions contemplated hereby. This Agreement has been validly executed and delivered by Belamant and is a valid and binding obligation of Belamant, enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency and other similar laws affecting the enforceability of creditors’ rights generally, general equitable principles and the discretion of courts in granting equitable remedies.

            2.3        No Violation. Neither the execution and delivery of this Agreement by Belamant nor his performance and the consummation of the transactions contemplated hereby will violate any judgment, decree, order, regulation or rule of any court or governmental authority applicable to Belamant.

            2.4        No Conflicts. Neither the execution and delivery of this Agreement by Belamant nor his performance and consummation of the transactions contemplated hereby (a) will result in a breach of or default under any material agreement to which Belamant is a party or bound or (b) require any consent or approval of, or filing, declaration or registration with or notice to any governmental or regulatory body, except for filings that may be required by Belamant or the Company under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or the rules and regulations promulgated thereunder.

3.        REPRESENTATIONS AND WARRANTIES OF THE COMPANY. The Company represents and warrants to Belamant as follows:

            3.1        Authorization. The Company has full power and authority to enter into this Agreement and to carry out the transactions contemplated hereby. This Agreement has been duly and validly authorized, executed and delivered by the Company and is a valid and binding obligation of the Company enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency and other similar laws affecting the enforceability of creditors’ rights generally, general equitable principles and the discretion of courts in granting equitable remedies.

            3.2        No Violation. Neither the execution and delivery of this Agreement by the Company nor its performance and consummation of the transactions contemplated hereby will violate organizational and governing documents or any statute or law or any judgment, decree, order, regulation or rule of any court or governmental authority applicable to the Company.

            3.3        No Conflicts. Neither the execution and delivery of this Agreement by the Company nor its performance and the consummation of the transactions contemplated hereby (a) will result in a material breach of or default under any material agreement or instrument to which the Company is a party or by which the Company may be bound or (b) require any consent or approval of, filing, declaration, registration with or notice to any governmental or regulatory body, except for filings that may be required by Belamant or the Company under the Exchange Act or the rules and regulations promulgated thereunder.

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4.        CONDITIONS TO THE COMPANY’S OBLIGATIONS AT THE CLOSING. The obligations of the Company under this Agreement are subject to the fulfillment each of the following conditions:

            4.1        Representations and Warranties. The representations and warranties of Belamant shall be true and correct as of the Closing Date with the same effect as though such representations and warranties had been made as of the date thereof.

            4.2        Deliverables. Belamant shall have taken all steps necessary to effectuate the transfer of the Shares to the Company as required under Section 1.2.

5.        CONDITIONS TO BELAMANT’S OBLIGATIONS AT THE CLOSING. The obligations of Belamant under this Agreement are subject to the fulfillment of each of the following conditions:

            5.1        Representations and Warranties. The representations and warranties of the Company shall be true and correct as of the Closing with the same effect as though such representations and warranties had been made as of the date of thereof.

            5.2        Deliverables. The Company shall have delivered to Belamant in immediately available funds the aggregate purchase price for the Shares as set forth in Section 1.1 above.

6.        NON-PUBLIC INFORMATION. Belamant acknowledges that (i) the Company has informed Belamant that the Company may possess certain non-public information concerning the Company and its subsidiaries and/or the Common Stock that may or may not be independently known to Belamant (all of such non-public information is referred to as “Non-Public Information”) and (ii) the Company has not disclosed the Non-Public Information to Belamant. Belamant is executing, delivering and performing this Agreement notwithstanding that he is aware that the Non-Public Information may exist and that the Non-Public Information has not been disclosed to Belamant, and Belamant confirms and acknowledges that neither the existence of the Non-Public Information, the substance of the Non-Public Information nor the fact that the Non-Public Information has not been disclosed is material to him or to his decision to execute, deliver and perform this Agreement. Belamant hereby: (i) fully and irrevocably waives any and all rights, remedies and claims he would or could have, or may hereafter have, against the Company and the Company’s subsidiaries and their respective officers, directors, stockholders, partners, members, employees, agents, representatives, successors and/or assigns (collectively, the “Company Affiliates”), arising out of or relating to the existence or substance of the Non-Public Information or the fact that the Non-Public Information has not been disclosed; and (ii) forever releases, discharges and dismisses any and all claims, rights, causes of action, suits, obligations, debts, demands, arrangements, promises, liabilities, controversies, costs, expenses, fees or damages of any kind, whether known or unknown, accrued or not accrued, foreseen or unforeseen or matured or not matured, including, but not limited to, any and all claims alleging violations of U.S. federal or state securities laws, common-law fraud or deceit, breach of fiduciary duty, negligence or otherwise, that he ever had, now has, can have, or shall or may hereafter have, whether directly, derivatively, representatively or in any other capacity, against the Company or the Company Affiliates (x) in his capacity as a shareholder of the Company or (y) which are based upon, arise from or in any way relate to directly or indirectly, the existence or substance of the Non-Public Information or the fact that the Non-Public Information has not been disclosed to Belamant in his capacity as a shareholder of the Company.

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7.        MISCELLANEOUS.

            7.1        Further Assurances. Each party shall execute and deliver such additional instruments, documents or other writings as may be reasonably requested by any other party in order to confirm and carry out and to effectuate fully the intent and purposes of this Agreement

            7.2        Survival. The representations and warranties made herein shall survive the Closing.

            7.3        Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York.

            7.4        Assignment. No party shall have the right to assign its rights or obligations under this Agreement. This Agreement will be binding upon and inure to the benefit of the parties and their respective personal representatives, successors and assigns.

            7.5        Entire Agreement. This Agreement and the Separation Agreement (including all Exhibits thereto) constitutes the entire understanding of the parties with regard to the subject matter hereof and thereof; provided, however, that this provision is not intended to abrogate any other written agreement between the parties executed contemporaneously with or after this Agreement.

            7.6        Severability. The provisions of this Agreement shall be severable, and any unenforceability of any provision hereof shall not affect any other provision, and each term and provision shall be construed to be enforceable to the fullest extent permitted by law.

            7.7        Amendment and Waiver. No amendment to this Agreement shall be effective unless in writing and signed by or on behalf of each of the parties. No waiver under this Agreement shall be effective unless in writing and signed by or on behalf of the party against whom such waiver is to be effective.

            7.8        Notices. All notices hereunder shall be in writing and shall be deemed effectively given: (i) upon personal delivery to the party to be notified; or (ii) two days after deposit with an internationally recognized overnight courier, specifying next day delivery, with written verification of receipt. All communications shall be sent to the parties hereto at the respective addresses set forth below, or as notified by such party from time to time at least ten days prior to the effectiveness of such notice:

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if to Belamant:

Serge C.P. Belamant
4A Warwicks Bench Road
Guildford GU1 3TL
United Kingdom

if to the Company:

Net 1 UEPS Technologies, Inc.
President Place, 4th floor
Cnr. Jan Smuts Avenue and Bolton Road
Rosebank, Johannesburg
South Africa
Attention: Mr. Herman G. Kotzé

            7.9        Counterparts. This Agreement may be executed in any number of counterparts and by facsimile or electronic mail, and each counterpart and facsimile or electronic transmission shall have the same force and effect as an original and shall constitute an effective, binding agreement on the part of each of the undersigned. For all purposes, a facsimile copy or electronic copy of this Agreement, including the signature pages hereto, shall be deemed an original.

[Signature page follows]

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            IN WITNESS WHEREOF, the parties hereto have executed and delivered this Stock Repurchase Agreement as of the date first set forth above.

NET 1 UEPS TECHNOLOGIES, INC.

By: _______________________________________________________
Name: Herman G. Kotzé
Title: Chief Financial Officer

__________________________________________________________
Serge C.P. Belamant

EXHIBIT C
STOCK OPTIONS

Number of Stock Options	Exercise Price	Net Value Per Option	Aggregate Cash Out
100,000	$10.59	$0.21	$21,000
37,334	$7.98	$2.82	$105,281.88
34,000	$8.75	$2.05	$69,700
80,952	$7.35	$3.45	$279,284.44
TOTAL			$475,266.28

Exhibit C

EXHIBIT D
CONSULTING AGREEMENT

Exhibit D

EXECUTION COPY

CONSULTING AGREEMENT

            This Consulting Agreement (“Agreement”) is entered into by and between Net 1 UEPS Technologies, Inc., a Florida corporation (“Company”), and Serge C.P. Belamant (“Consultant”) effective as June 1, 2017 (the “Effective Date”).

            WHEREAS, the Company wishes to engage Consultant on a consulting basis for a limited period of time.

            NOW, THEREFORE, is agreed by and between the undersigned as follows:

            1.        Retention of Services. Effective June 1, 2017, the Company shall retain Consultant, and Consultant agrees to be retained by the Company on a consulting basis to consult with the Company’s Board of Directors and Chief Executive Officer on matters regarding the Company’s international expansion strategy for a period of two years until May 31, 2019 (“Consulting Period”), to provide the services set forth on Exhibit A (“Services”), unless terminated earlier in accordance with Section 1(h) hereof. The Consulting Period may only be extended by written mutual agreement of the parties.

            (a)        Consulting Fees. During the Consulting Period, Consultant shall receive a consulting fee in the amount of $50,000 per month, plus any applicable value-added tax (VAT), prorated for a partial month. The consulting fee shall be payable monthly in arrears by the Company on the last business day of the month following the month in which the Services were rendered. Upon the termination of this Agreement, Consultant shall be entitled to receive all undisputed and unpaid consulting fees accrued up to the date of termination.

            (b)        Independent Contractor Relationship. During the Consulting Period, Consultant’s relationship with the Company will be that of an independent contractor, and nothing in this Agreement is intended to, or should be construed to, create a partnership, agency, joint venture or employment relationship. Consultant will not be entitled to any of the benefits that the Company may make available to its employees, including, but not limited to, group health, life insurance, profit-sharing or retirement benefits, paid vacation, holidays or sick leave. Consultant will be solely responsible for obtaining any business or similar licenses required by any governmental authority for him to perform the Services. Consultant will be solely responsible for, and will file on a timely basis, all tax returns and payments required to be filed with, or made to, any tax authority with respect to the Services and receipt of compensation under this Agreement.

            This Agreement constitutes a contract for the provision of services and not a contract of employment. As such, the Consultant shall bear exclusive responsibility for the payment of any National Insurance, income tax and any other form of taxation or social security cost (“Taxation”) in respect of payments made to him under this Agreement including the payment of Taxation. The Consultant shall indemnify and keep indemnified the Company against any liability, loss, damage, cost, claim or expense the Company suffers or incurs as a result of any claims against the Company for such sums and other claims arising out of the Consultant being found to be an employee of the Company (including, without limitation, any claims against the Company for any Taxation and other contributions required by law to be paid in respect of any payments made to the Consultant under this Agreement).

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            Without prejudice to the indemnity in this Section 1(b), if, for any reason, the Company shall become liable to pay, or shall pay, any Taxation or other payments as referred to in this Section 1(b), the Company shall be entitled to deduct from any amounts payable to the Consultant all amounts so paid or required to be paid by the Company and, to the extent that any amount of taxes paid or required to be paid by the Consultant shall exceed the amounts payable by the Company to the Consultant, the Consultant shall indemnify the Company in respect of such liability and shall, upon demand, forthwith reimburse the Company such excess.

            (c)        Method of Performing Services. In accordance with the Company’s objectives, Consultant will determine the method, details and means of performing the Services within the parameters established by the Company. The Company shall have no right to, and shall not, control the manner or determine the method of performing the Services. Consultant shall provide the Services to the reasonable satisfaction of the Company and in compliance with all applicable laws.

            (d)        Workplace, Hours and Instrumentalities. Consultant may perform the Services at any place or location. Consultant shall also determine the days and times for performing the Services; provided, in no event shall Consultant be required to provide Services in excess of 20 days/hours per month/week. Consultant agrees to provide all equipment, supplies and instrumentalities, if any, required to perform the Services. Consultant shall be reimbursed by the Company for ordinary, necessary and reasonable business expenses, including travel expenses, consistent with the budget approved by the Company and incurred by Consultant in the performance of the Services hereunder; provided such expenses have been (a) documented by Consultant in accordance with the Company’s policies and applicable law and (b) all expenses have been specifically approved in advance in writing by an authorized officer of the Company. In all events, acceptable documentation of expenses must be submitted to the Company no later than sixty (60) days following the date such expenses were incurred, and the Company shall reimburse Consultant within thirty (30) days following receipt of such documented expenses.

            (e)        Ownership and Return of Company Property. All materials (including, without limitation, documents, technology, research, reports, drawings, models, apparatus, designs, lists, all other tangible media of expression), equipment, documents, data, and other property furnished to Consultant by the Company or made by Consultant in the performance of the Services under this Agreement (collectively, the “Company Property”) are the sole and exclusive property of the Company. Upon termination of this Agreement and after the Consulting Period, or at any time upon the Company’s request, Consultant shall destroy or deliver to the Company, at the Company’s option: (a) all Company Property and (b) all tangible media of expression in Consultant’s possession or control which incorporate or contain any Confidential Information (as defined herein).

            (f)        Observance of Company Rules. At all times while on the Company’s premises, Consultant will observe the Company’s rules and regulations with respect to conduct, health and safety and protection of persons and property.

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            (g)        Non-Exclusivity; No Conflict of Interest. This Agreement is not exclusive for either party; provided that Consultant shall not perform work or accept an obligation inconsistent or incompatible with Consultant’s obligations, or the scope of the Services rendered for Company under this Agreement.

            (h)        Termination. Notwithstanding the Consulting Period of this Agreement, this Agreement may be terminated as follows:

                       i.        Termination by Company. Company may terminate this Agreement at any time, with termination effective ninety (90) days after Company’s delivery to Consultant of written notice of termination. In such case, the Company shall pay to Consultant as a termination payment an amount equal to 100% of the Consulting Fees that would have been paid to Consultant from the termination date through the end of the Consulting Period had this Agreement not been terminated (the “Termination Payment”); provided, however, the parties agree that if the Company determines, in its discretion, and indicates in writing that it shall waive Consultant’s compliance with the Restraint of Trade Agreement (as defined and modified in that certain Separation and Release of Claims Agreement, dated May 24, 2017, by and between Company and Consultant), then no such Termination Payment shall be paid. Such payment, if any, shall be made within fifteen (15) days of the date this Agreement terminates.

                       ii.        Termination by Consultant. Consultant may terminate this Agreement at any time, with such termination effective ninety (90) days after Consultant’s delivery to Company of written notice of termination.

                       iii.        Termination for Material Breach. Either party may terminate this Agreement at any time in the event that the other party is in material breach of any material provision of this Agreement and fails to cure such breach within fifteen (15) days following receipt of written notice from the non-breaching party of such breach, with such termination to be effective immediately upon written notice to the breaching party.

            2.        Indemnification. Nothing in this Agreement is intended to or should be construed to contradict, modify, diminish or alter any rights of Consultant to indemnification under the articles of incorporation or the bylaws of the Company or applicable state law, any rights of Consultant under any insurance policy of the Company, or any rights of Consultant to enforce the terms of this Agreement.

            3.        Publicity; Non-disparagement.

                          (a)        Neither party will issue, absent prior written consent of the other party, any press release or make any public announcement with respect to this Agreement or the consulting relationship between them, or the ending of such relationship (except as required by applicable securities laws or exchange requirements).

                          (b)        To the extent permitted by law, from and after the Effective Date, Consultant shall not, in public or private, make any false, disparaging, derogatory or defamatory statements to any person or entity, including, but not limited to, any media outlet, industry group, financial institution or current or former employee, current or future board member, consultant, client or customer of the Company, regarding the Company or the Company’s business affairs, business prospects, or financial condition. In turn, and to the extent permitted by law, from and after the Effective Date, the Company shall not, and shall cause its senior management team, Board members and other Company Parties not to, in public or private, make any false, disparaging, derogatory or defamatory statements about Consultant to any person or entity, including, but not limited to, any media outlet, industry group, financial institution or current or former employee, board member, consultant, client or customer of the Company. Notwithstanding the foregoing, it shall not be a breach of this provision, or of this Agreement, for any person to provide testimony or make any statement to any (1) court, government agency or law enforcement authority when required to do so by subpoena, court order, law or administrative regulation, or (2) securities regulator or stock exchange or market when required to do so by subpoena, court order, law or administrative regulation, if in either of the foregoing cases, he or she reasonably believes such testimony or statement to be truthful, even if disparaging or derogatory.

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            4.        General Provisions.

                          a.        Successors and Assigns. The rights and obligations of the Company under this Agreement shall inure to the benefit of and shall be binding upon the successors and assigns of the Company. Consultant shall not be entitled to assign any of his rights or obligations under this Agreement.

                          b.        Waiver. Either party’s failure to enforce any provision of this Agreement shall not in any way be construed as a waiver of any such provision, or prevent that party thereafter from enforcing each and every other provision of this Agreement.

                          c.        Modification; Severability. In the event any provision of this Agreement is found to be unenforceable by a court of competent jurisdiction, such provision shall be deemed modified to the extent necessary to allow enforceability of the provision as so limited, it being intended that the parties shall receive the benefit contemplated herein to the fullest extent permitted by law. If a deemed modification is not satisfactory in the judgment of such court, the unenforceable provision shall be deemed deleted, and the validity and enforceability of the remaining provisions shall not be affected thereby.

                          d.        Governing Law. This Agreement will be governed by and construed in accordance with the laws of the State of New York. Each party consents to the jurisdiction and venue of the state or federal courts in the State of New York, as applicable, in any action, suit, or proceeding arising out of or relating to this Agreement.

                          e.        Notices. All notices, requests, demands, and other communications under this Agreement shall be in writing signed by or on behalf of the party making the same and shall be deemed to have been duly given when delivered in person, by any internationally-recognized overnight courier providing evidence of delivery, by registered or certified mail (postage prepaid, return receipt requested), or by email with receipt confirmed or a copy delivered the next business day by any internationally-recognized overnight courier providing evidence of delivery addressed to the other party as set forth on the signature pages hereof. Either party may change the designated person or address to which notices are to be sent by giving written notice to the other party in the manner set forth herein.

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                          f.        Counterparts. This Agreement may be executed in counterparts and by facsimile or electronic mail, and each counterpart and facsimile or electronic transmission shall have the same force and effect as an original and shall constitute an effective, binding agreement on the part of each of the undersigned. For all purposes, a facsimile copy or electronic copy of this Agreement, including the signature pages hereto, shall be deemed an original.

                          g.        Entire Agreement. This Agreement constitutes the entire agreement between the parties relating to this subject matter and supersedes all prior or simultaneous representations, discussions, negotiations, and agreements, whether written or oral; provided, however, that this provision is not intended to abrogate any other written agreement between the parties executed with or after this Agreement or the obligations and restrictive covenants set forth in the Separation and Release of Claims Agreement by and among the Company and the Consultant dated May 24, 2017. This Agreement may be amended or modified only with the written consent of the Company and Consultant.

[SIGNATURE PAGE FOLLOWS]

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THE PARTIES TO THIS AGREEMENT HAVE READ THE FOREGOING AGREEMENT AND FULLY UNDERSTAND EACH AND EVERY PROVISION CONTAINED HEREIN. WHEREFORE, THE PARTIES HAVE EXECUTED THIS AGREEMENT ON THE DATES SHOWN BELOW TO BE EFFECTIVE AS OF THE EFFECTIVE DATE.

Net 1 UEPS Technologies, Inc.

Dated: _____________________________________	By:_____________________________________
Name: Herman G. Kotzé
Title: Chief Financial Officer

Notice Address:

Net 1 UEPS Technologies, Inc.
President Place, 4th floor
Cnr. Jan Smuts Avenue and Bolton Road
Rosebank, Johannesburg
South Africa
Attention: Mr. Herman G. Kotzé

Dated: _____________________________________	_______________________________________
Serge C.P. Belamant

Notice Address:

4A Warwicks Bench Road
Guildford GU1 3TL
United Kingdom

EXHIBIT A

CONSULTING SERVICES

Consultant shall provide advisory services regarding the international strategy of the business as requested by the Board of Directors. In addition, the Consultant shall respond to inquiries and requests for assistance from the Company’s Chief Executive Officer relating to the operations of the Company; provided that, for purpose of clarity, the Executive shall act in an advisory role only and shall not be authorized to act on behalf of the Company or otherwise direct the business of the Company without the approval of the Chief Executive Officer or his designee.

EXHIBIT E

INDEPENDENT ADVISER’S ENDORSEMENT ADDRESSED TO THE BOARD OF DIRECTORS OF THE COMPANY

I, Nitzan Olsha, of Maitland Advisory Group LLP of Berkshire House, 168-173 High Holborn, London, WC1V 7AA, United Kingdom, confirm that I have given independent legal advice to Serge C.P. Belamant of 4A Warwicks Bench Road, Guildford, GU1 3TL, United Kingdom as to the terms and effect of the above agreement and in particular its effect on the Employee’s ability to pursue the Employee’s rights before an employment tribunal.

I confirm that I am a “relevant independent adviser” (as such term is defined in section 203 of the Employment Rights Act 1996) and that there is and was at the time I gave the advice referred to above in force a contract of insurance, or an indemnity provided for members of a profession or professional body, covering the risk of a claim by Serge C.P. Belamant in respect of any loss arising in consequence of that advice.

SIGNED

Nitzan Olsha
Maitland Advisor Group LLP

Exhibit E

EXHIBIT F
RESTRAINT OF TRADE AGREEMENT

Exhibit F

16H01 10/11/08

RESTRAINT OF TRADE AGREEMENT

Between

NEWSHELF 713 (PROPRIETARY) LIMITED

and

NET1 UEPS TECHNOLOGIES, INC.

and

SERGE BELAMANT

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CONTENTS

1.	INTERPRETATION	1
2.	INTRODUCTION	3
3.	SUSPENSIVE CONDITION	4
4.	RESTRAINT	4
5.	REASONABLENESS AND NECESSITY	5
6.	SEVERABILITY	5
7.	COMPANY TO BE CONSULTED	6
8.	REMEDY OPEN TO THE GROUP IN THE EVENT OF BREACH	6
9.	STOCK EXCHANGE	6
10.	NON-SOLICITATION	7
11.	DISPUTES	7
12.	SUCCESSORS-IN-TITLE	8
13.	DOMICILIUM AND NOTICES	8
14.	GENERAL	9
15.	COSTS	10

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1. **INTERPRETATION**

In this agreement:

1.1 The following expressions shall bear the meanings assigned to them below and cognate expressions shall bear corresponding meanings:

1.1.1 "Acquisition Agreement" means the agreement dated 31 October 2003 whereby the Company will acquire substantially all the assets and liabilities of Net1 Applied Technology Holdings Limited;

1.1.2 "Business" means the business conducted by the Group from time to time, being the business of developing, marketing and distributing payment systems which facilitate commercial transactions in an electronic environment using specialised smart card technologies;

1.1.3 "Closing Date" means the date upon which the Acquisition Agreement becomes unconditional;

1.1.4 "Competitive Activity" means activity conducted in competition with the Business;

1.1.5 "Company" means Newshelf 713 (Proprietary) Limited, Registration Number 2002/031446/07, to be renamed "Net1 Applied Technologies South Africa (Proprietary) Limited";

1.1.6 "Confidential Information" includes, but is not limited to:

1.1.6.1 any information in respect of trade secrets, products, know how, designs, computer software programmes, formulae, blueprints, processes and systems of the Group, including in respect of the Prescribed Goods;

1.1.6.2 any information in respect of business methods, marketing methods, promotional plans, financial models, innovations, long-term plans, customer lists, price lists and any other information of the Group, in whatever form it may be;

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1.1.6.3 all internal control systems of the Group;

1.1.6.4 details of the Group's financial structure and operating results;

1.1.6.5 the contractual and financial arrangements between the Group and others with whom it has business arrangements of whatsoever nature, including Prescribed Customers, Prescribed Suppliers, employees, consultants, contractors, customers and suppliers; and

1.1.6.6 all other matters which relate to the Group which are of a confidential nature;

and which is not in the public domain;

1.1.7 "Executive" means Serge Belamant, Identity Number 530922 5032 10 1;

1.1.8 "Group" means the Company, Holdco and their subsidiaries from time to time;

1.1.9 "Holdco" means Net1 UEPS Technologies, Inc., IRS Employer Number 65-0903895, a company incorporated in Florida in the United States of America;

1.1.10 "Prescribed Customers" means any person who is or was a customer of the Group as at the Termination Date, or with whom the Group conducted business within a period of six months prior to the Termination Date, or any prospective customer of the Group with whom the Group held negotiations for the supply of products within six months prior to the Termination Date;

1.1.11 "Prescribed Goods" means all goods dealt in by the Group as at the Termination Date;

1.1.12 "Prescribed Supplier" means any person who supplied goods or services to the Group within a period of six months prior to the Termination Date;

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1.1.13 "Restraint Period" means a period of 24 months from the Termination Date;

1.1.14 "Signature Date" means the date upon which this Agreement has been signed by all the parties;

1.1.15 "Termination Date" means the date upon which the Executive's employment with the Group is terminated or ceases for any reason whatever;

1.1.16 "Territory" means the Republic of South Africa and those Territories outside of South Africa in which the Company carries on the Business on the Termination Date.

1.2 Clause and paragraph headings are for purposes of reference only and shall not be used in interpretation.

1.3 Unless the context clearly indicates a contrary intention, any word connoting:

1.3.1 any gender includes the other gender;

1.3.2 the singular includes the plural and vice versa;

1.3.3 natural persons shall include artificial persons and vice versa;

1.3.4 insolvency includes provisional or final sequestration, liquidation or judicial management.

1.4 When any number of days is prescribed such number shall exclude the first and include the last day unless the last day falls on a Saturday, Sunday, or public holiday in the Republic of South Africa, in which case the last day shall be the next succeeding day which is not a Saturday, Sunday or public holiday in the Republic of South Africa.

2. INTRODUCTION

2.1 The Executive is employed by the Company.

2.2 By virtue of his employment with the Company, the Executive has and will acquire knowledge of the Confidential Information and has developed and

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will develop a significant network of relationships inside and outside the Group.

2.3 If the Executive were to use the Confidential Information to compete with the Group, directly or indirectly, the Group would suffer substantial prejudice.

2.4 In the circumstances, the Group has sought and the Executive is willing to give the undertakings set out in this agreement.

3. **SUSPENSIVE CONDITION**

3.1 The whole of this agreement is subject to the fulfilment or waiver of all of the suspensive conditions contained in the Acquisition Agreement within the time period stipulated in the Acquisition Agreement.

3.2 Should any of the suspensive conditions contained in the Acquisition Agreement not be fulfilled or waived by the due date for fulfilment thereof, the whole of this agreement shall lapse and be of no force or effect.

4. **RESTRAINT**

The Executive hereby undertakes to the Group that he will not:

4.1 during the Restraint Period, be interested or engaged in any capacity whatsoever, including, but without prejudice to the generality of the aforegoing, as trustee, proprietor, shareholder, member, manager, director, adviser, consultant, partner, employee, financier or agent in or for any person or entity which is directly or indirectly engaged, interested or concerned in a Competitive Activity in the Territory;

4.2 during the Restraint Period and thereafter, disclose the Confidential Information other than to persons connected with the Business and who are required to know such Confidential Information.

4.3 Without derogating from the obligations imposed in terms of 4.1 and 4.2, the Executive agrees that neither he nor any entity in which he is directly or indirectly interested or by which he is employed will, for the Restraint Period and in the Territory, directly or indirectly, through any entity, and whether for reward or not:

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4.3.1 solicit orders from Prescribed Customers for the Prescribed Goods;

4.3.2 canvass business in respect of the Prescribed Goods from the Prescribed Customers;

4.3.3 sell or otherwise supply any Prescribed Goods to any Prescribed Customer;

4.3.4 purchase any Prescribed Goods from any Prescribed Supplier; or

4.3.5 solicit appointment as a distributor, licensee, agent or representative of any Prescribed Supplier in respect of the Prescribed Goods.

5. REASONABLENESS AND NECESSITY

The Executive hereby acknowledges that the restraints thus imposed on him:

5.1 have been agreed to voluntarily by him and are both reasonable and necessary for the protection and maintenance of the goodwill and the proprietary interests of the Group, having regard to the benefits which will accrue to him by virtue of this agreement; and

5.2 go no further than is necessary to protect the interests of the Group and the substantial investment which its shareholders have in the Group and its operations.

6. SEVERABILITY

6.1 Each of the above undertakings constitutes a separate and independent undertaking severable from each other, in respect of:

6.1.1 each year of the restraint;

6.1.2 each province and country falling within the area of the restraint; and

6.1.3 each activity falling within the ambit of the Business.

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6.2 If any of the above provisions is for any reason declared invalid or unenforceable, the remaining provisions shall not be invalidated but shall continue to be and remain of full force and effect.

7. COMPANY TO BE CONSULTED

Should the Executive be in any doubt as to the applicability of any of the provisions of this undertaking, and in particular if he is unsure whether any employment which he may be offered or work which he may contemplate engaging in:

7.1 will, or will be likely to, give rise to any breach of the undertakings herein; or

7.2 falls within any of the restrictions as to period, area or field of activity,

he undertakes to consult with the Group in order to establish its interpretation and, to this end, to furnish the Group with all relevant information before committing himself. It is recorded that any steps taken by the Executive pursuant to the provisions of the contents of this clause will be without prejudice of any of his rights and without admission of any liability.

8. REMEDY OPEN TO THE GROUP IN THE EVENT OF BREACH

8.1 The Executive hereby recognises that injury can or may result to the Group and the Business in the event of a breach of the undertakings given by him and that his employment is based in a substantial sense upon the undertakings hereby given.

8.2 The Executive consequently agrees that, if he should breach any of the terms of this undertaking, the Group shall be entitled, in addition to any other remedy available to it in law, to an interdict restraining him from continuing in such breach.

9. STOCK EXCHANGE

No restraints referred to in this agreement shall apply to any direct or indirect shareholding by the Executive in the Group or in any company listed on a recognised Stock Exchange where the aggregate direct and indirect holdings of the Executive, his spouse and descendants does not exceed five percent of any class of

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that listed company's issued share capital and the interests of such persons in that company are solely those of a shareholder.

10. NON-SOLICITATION

The Executive undertakes that neither he nor any entity in which he is directly or indirectly interested will, at the instance of the Executive and during the Restraint Period and whether for reward or not, directly or indirectly:

10.1 encourage, entice, incite, persuade or induce any employee of the Group to terminate his employment with the Group; or

10.2 furnish any information or advice to any employee then employed by the Group or to any prospective employer of such employee or use any other means which are directly or indirectly designed, or in the ordinary course of events calculated, to result in any such employee terminating his employment with the Group and/or becoming employed by or directly or indirectly in any way interested in or associated with any other person, or entity.

11. DISPUTES

If the Group alleges that the Executive is in breach of any of the undertakings given under this agreement, then:

11.1 For the purposes of this clause, the date on which the breach is alleged to have occurred is referred to as "the dispute date";

11.2 Provided that a court of competent jurisdiction finds in favour of the Group, the period of any undertaking contained in this agreement shall be extended from the date on which it would otherwise have terminated by a period equal to the period between the dispute date and the date of final resolution of that dispute, whether by agreement between the parties or by determination by a court.

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shall survive any termination or expiration of this agreement and continue in full force and effect.

14.5 Unless expressly provided as being in the sole discretion of a party, where approval, acceptance, consent or similar action by a party is required under this agreement, such action shall not be unreasonably delayed or withheld. An approval or consent given by a party under this agreement shall only be valid if in writing and shall not relieve the other party from responsibility for complying with the requirements of this agreement nor shall it be construed as a waiver of any rights under this agreement except as and to the extent otherwise expressly provided in such approval or consent, or elsewhere in this agreement.

15. **COSTS**

The Company shall bear all the costs of and incidental to the negotiation and preparation of this agreement.

Signed at on 2003.

NEWSHELF 713 (PROPRIETARY) LIMITED

(Who warrants that he is duly authorised to sign this agreement)

Signed at Paris on 2003.

NET 1 UEPS TECHNOLOGIES, INC.

(Who warrants that he is duly authorised to sign this agreement)

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Signed at JHB on 2003.

SERGE BELAMANT

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EXHIBIT G
EXISTING INVENTIONS

NONE

Exhibit G